UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2018

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of	001-34892 (Commission	27-2377517 (IRS Employer
incorporation or organization)	File Number)	Identification No.)

424 Lewis Hargett Circle, Suite 250

Lexington, Kentucky 40503

(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2018, Rhino Energy LLC (“Rhino Energy”), a wholly-owned subsidiary of Rhino Resource Partners LP (the “Partnership’), certain of Rhino Energy’s subsidiaries identified as Borrowers (together with Rhino Energy, the “Borrowers”), the Partnership and certain other Rhino Energy subsidiaries identified as Guarantors (together with the Partnership, the “Guarantors”), entered into a consent (the “Consent”) to the Financing Agreement (the “Financing Agreement”) originally executed on December 27, 2017 with Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent, CB Agent Services LLC, as Origination Agent and the parties identified as Lenders therein (“the Lenders”), pursuant to which the Agents and the Lenders consented to (i) the Partnership paying a one-time cash dividend and/or distribution to the Series A Preferred Unitholders (as defined in the Partnership Agreement) in accordance with the Partnership Agreement in an amount not to exceed $6,038,629 notwithstanding that such amount is capped at $5,200,000 pursuant to clause (d) of the definition of Permitted Restricted Payments in the Financing Agreement (it being understood and agreed that such payment shall be made on or prior to April 30, 2018), (ii) (A) the Loan Parties entering into a sale and leaseback transaction with a finance company identified in writing to the Origination Agent prior to the date hereof with respect to certain surface equipment will result in Net Cash Proceeds of $3,995,600 (the “Specific Sale and Leaseback Transaction”) and (B) such Specific Sale and Leaseback Transaction not reducing the $2,000,000 per fiscal year cap set forth in the definition of Permitted Disposition in the Financing Agreement so long as 50% of the Net Cash Proceeds of the Specific Sale and Leaseback Transaction are applied to pay principal and interest of the term loan and applicable premium in the aggregate, (iii) only require the Loan Parties to pay principal and interest of the term loan and applicable premium in the aggregate with 50% of the Net Cash Proceeds received by the Loan Parties and their Subsidiaries from the sale of shares of Mammoth Energy Securities, Inc. that the Loan Parties own to the extent such sales occur within thirty (30) days of the effective date of the Consent (it being understood and agreed that after such thirty (30) day period, any such sales shall require that 100% of the Net Cash Proceeds prepay the outstanding principal amount of the Term Loan in accordance with the Financing Agreement) and (iv) the release of Clinton Stone LLC as a loan party to the Financing Agreement and (v) the Origination Agent consented to extend the time period set forth in Section 7.01(v) of the Financing Agreement for the Loan Parties to use best efforts to obtain consents from the lessors under the Material Leases set forth on Schedule 7.01(v) of the Financing Agreement to June 30, 2018.

The foregoing description is qualified in its entirety by reference to the Consent, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
10.1

Consent to Financing Agreement dated as of April 17, 2018, by and among Rhino Resource Partners LP, as Parent, Rhino Energy LLC and each subsidiary of Rhino Energy listed as a borrower on the signature pages thereto, as Borrowers, Parent and each subsidiary of Parent listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, Cortland Capital Market Services LLC, as Collateral Agent and Administrative Agent and CB Agent Services LLC, as Origination Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC
its General Partner

Dated: April 23, 2018	By:	/s/ Whitney C. Kegley
Whitney C. Kegley
Vice President, Secretary and General Counsel